EXHIBIT 10.37

AMENDMENT TO THE RARE HOSPITALITY
MANAGEMENT, INC. DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2009)
WHEREAS, Darden Restaurants, Inc. (the “Company”) maintains the RARE Hospitality Management, Inc. Deferred Compensation Plan (As Amended and Restated Effective as of January 1, 2009) (the “Plan”); and
WHEREAS, the Company has taken steps to effectuate the sale of Red Lobster pursuant to an Asset and Stock Purchase Agreement dated May 15, 2014; and
WHEREAS, the Company desires to provide that the sale of Red Lobster shall not be deemed to be a separation from service under the Plan for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; and
WHEREAS, amendment of the Plan to implement this provision is now considered desirable.
NOW, THEREFORE, by virtue of the power reserved to the Company by Section 9.1 of the Plan, and in exercise of the authority delegated to the Darden Restaurants, Inc. Benefit Plans Committee (the “BPC”) by resolution of the Board of Directors of the Company, the Plan is hereby amended, effective July 28, 2014, by adding the following new sentence to the end of Section 1.34 of the Plan:

“Notwithstanding anything in the Plan to the contrary, any Participant in the Plan whose employment with the Controlling Company and its Affiliate terminates in connection with the Controlling Company’s sale of the Red Lobster concept and related assets and certain liabilities during the 2014 Plan Year shall be deemed not to have a Separation from Service for purposes of Code Section 409A and the regulations thereunder until such time as the Participant’s employment is terminated from the buyer of the Red Lobster concept and related assets and certain liabilities.”

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DM_US 53040049-1.041674.0015

IN WITNESS WHEREOF, the Benefit Plans Committee, duly authorized by the Board of Directors of the Company to amend or modify the Plan, has caused this amendment to be executed by a majority of its members.

7/8/14    /s/ Danielle Kirgan
Date    Danielle Kirgan

7/8/14    /s/ Anthony G. Morrow
Date    Tony Morrow

7/8/14    /s/ William R. White III
Date    William R. White III

7/8/14    /s/ Daniel Williams
Date    Daniel Williams

DM_US 53040049-1.041674.0015